UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Multimedia Games, Inc.

(Name of Registrant as Specified in its Charter)

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April 18, 2007

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Multimedia Games, Inc., to be held on Wednesday, May 30, 2007, at 9:30 a.m. local time, at the offices of our outside legal counsel, DLA Piper US LLP, located at 1221 South Mopac Expressway, Suite 400, Austin, Texas, 78746.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement for Annual Meeting of Shareholders. A copy of our Annual Report on Form 10-K, including Amendment No. 1 thereto on Form 10-K/A, for our fiscal year ended September 30, 2006 is also enclosed.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. To assure that your vote is counted, please sign, date, and promptly return your proxy card in the enclosed postage-prepaid envelope, or vote your shares as promptly as possible by telephone or by Internet, pursuant to the instructions set forth on the proxy card. If you decide to attend the annual meeting and vote in person, your proxy will be revoked automatically and only your vote at the annual meeting will be counted.

YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THE ENCLOSED PROXY, VOTE YOUR SHARES BY TELEPHONE OR INTERNET, OR ATTEND THE ANNUAL MEETING IN PERSON.

I sincerely hope that you can find the time to attend this annual meeting. I look forward to seeing you.

Respectfully yours,

Clifton E. Lind, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 30, 2007

TO THE SHAREHOLDERS OF MULTIMEDIA GAMES, INC.:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Shareholders of Multimedia Games, Inc., a Texas corporation, will be held on May 30, 2007, at 9:30 a.m. local time, at the offices of our outside legal counsel, DLA Piper US LLP, located at 1221 South Mopac Expressway, Suite 400, Austin, Texas, 78746 for the following purposes:

1.	To elect the following nominees as directors to serve for the ensuing year and until their respective successors are elected: Neil E. Jenkins, Clifton E. Lind, Michael J. Maples, Sr., Emanuel R. Pearlman, Robert D. Repass and John M. Winkelman;

2.	To ratify the appointment of BDO Seidman, LLP as our independent registered public accountants for the fiscal year ending September 30, 2007; and

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Each of these items of business is more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on April 2, 2007 are entitled to notice of, and to vote at, the annual meeting. A complete list of shareholders entitled to vote will be available for inspection by any shareholder, for any purpose relating to the meeting, during normal business hours at our principal executive offices, 206 Wild Basin, Building B, Fourth Floor, Austin, Texas, 78746, for ten days prior to the meeting.

All of you are invited to attend the annual meeting in person. However, to assure that your vote is represented, you are urged to promptly mark, sign and return the enclosed proxy card in the enclosed postage-prepaid envelope, or vote your shares as promptly as possible by telephone or by Internet, pursuant to the instructions set forth on the proxy card. If you receive more than one proxy card because you own shares registered in different names or addresses, you should complete and return each proxy card, or vote by telephone or Internet each such proxy. If you attend the annual meeting in person, and vote in person, your proxy will be revoked automatically and only your vote at the annual meeting will be counted.

By order of the Board of Directors

Clifton E. Lind, President and Chief Executive Officer

Austin, Texas

April 18, 2007

MULTIMEDIA GAMES, INC.

206 WILD BASIN

BUILDING B, FOURTH FLOOR

AUSTIN, TEXAS 78746

(512) 334-7500

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 30, 2007

General

The accompanying proxy is solicited on behalf of the Board of Directors of Multimedia Games, Inc., a Texas corporation, for use at our 2007 annual meeting of shareholders. The annual meeting will be held on Wednesday, May 30, 2007, at 9:30 a.m. local time, at the offices of our outside legal counsel, DLA Piper US LLP, located at 1221 South Mopac Expressway, Suite 400, Austin, Texas, 78746.

This Proxy Statement and the enclosed proxy were being mailed on or about May 1, 2007 to all shareholders entitled to vote at the annual meeting.

Voting by proxy

You may vote at the annual meeting by completing, signing and returning the enclosed proxy card, or by properly following the instructions for telephone or Internet voting set forth on the proxy card. If not revoked, your proxy will be voted at the annual meeting in accordance with your instructions marked on the proxy card or properly provided by telephone or Internet. If you fail to mark your proxy with instructions, your proxy will be voted as follows:

•	FOR the election of the six nominees for director listed in this Proxy Statement; and

•	FOR the ratification of the appointment of BDO Seidman, LLP, as our independent registered public accountants.

As to any other matter that may be properly brought before the annual meeting, your proxy will be voted as the Board of Directors may recommend. If the Board of Directors makes no recommendation, your proxy will be voted as the proxy holders named in your proxy card deem advisable. As of the date of this Proxy Statement, the Board of Directors does not know of any other matter that is expected to be presented for consideration at the annual meeting.

Broker non-votes

A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on nonroutine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes, and ratification of auditors. Nonroutine matters include approvals of and amendments to stock plans.

You may revoke your proxy and give a new proxy or vote in person

You may revoke your proxy at any time prior to the voting of that proxy. To revoke a prior proxy, you must do one of the following:

•	Execute and return a subsequently dated revised proxy,

•

Deliver an executed written notice of revocation to the Company addressed to Randy S. Cieslewicz, Inspector of Elections, at our principal executive offices, 206 Wild Basin, Building B, Fourth Floor, Austin, Texas 78746, or

•	Attend the annual meeting and vote in person at the meeting.

Voting and quorum requirements at the meeting

The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying notice and are described in more detail in this Proxy Statement. Only holders of record of shares of our common stock at the close of business on April 2, 2007 (the “record date”) are entitled to notice of and to vote at the annual meeting. On the record date, there were 27,799,405 shares of our common stock outstanding and no shares of our preferred stock outstanding. Each shareholder is entitled to one vote for each share of one common stock held by such shareholder on the record date.

In order to have a meeting, it is necessary that a quorum be present. A quorum will be present if a majority of the shares of common stock are represented at the annual meeting in person or by proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal. If a quorum is present, the affirmative vote of the holders of a majority of the shares present or represented at the meeting and that actually vote for or against the matter is required to approve proposal two. Directors are elected by a plurality vote, meaning that the six nominees receiving the highest number of votes FOR will be elected as Directors.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., a Proxy submitted by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter). Abstentions and broker non-votes will be counted as present for purposes of determining a quorum for the transaction of business, but will not be counted for purposes of determining whether each proposal has been approved. If your shares are held in the name of a broker, trust bank or other nominee, you will need to bring a proxy or letter from that broker, trust company or nominee that confirms that you are the beneficial owner of those shares, and that such broker, trust company or nominee has not voted those shares in any proxy submitted by it in connection with the annual meeting.

Solicitation of proxies

We are paying for all our costs incurred with soliciting proxies for the annual meeting. In addition to solicitation by mail, we may use our directors, officers and regular employees to solicit proxies by telephone or otherwise. Our directors, officers and regular employees will not be specifically compensated for these services. We will pay persons holding shares of common stock for the benefit of others, such as nominees, brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to such beneficial owners. In addition, we may retain the services of a proxy solicitation firm for assistance in connection with the annual meeting. We estimate that the cost of retaining a proxy solicitation firm in such capacity will not exceed $30,000.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees and Vote Required to Elect Nominees

A board of six directors is to be elected at the annual meeting. The six nominees for director who receive the highest number of affirmative votes of the shares voting shall be elected as directors. You may vote the number of shares of common stock you own for up to six persons. Unless you otherwise instruct by marking your proxy card, the proxy holders will vote the proxies received by them FOR the election of each of the six nominees named below. If any of the nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by our present Board of Directors to fill the vacancy. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his successor has been elected and qualified.

Our bylaws set the size of our Board of Directors at seven members, or such other number as set from time to time by resolution of our Board of Directors. The Board of Directors is currently set at six directors. Following the annual meeting, the Board of Directors may increase the size of the Board and fill any resulting vacancy or vacancies. If our Board of Directors increases the size of the Board and elects a new director to fill the resulting vacancy, the new director must stand for election at the next year’s annual meeting.

The following table sets forth the nominees, their ages, their principal positions and the year in which each became a director. Each of the nominees was recommended for selection by our Nominating and Corporate Governance Committee and approved by the unanimous vote of our independent directors.

Name of Nominee	Age	Positions and Offices	Director Since
Michael J. Maples, Sr. (2)(3)(4)	64	Director, Chairman of the Board	2004
Clifton E. Lind	60	President, Chief Executive Officer and Director	2000
Robert D. Repass (2)(3)	46	Director	2002
John M. Winkelman(1)(2)(3)	60	Director	2002
Neil E. Jenkins (3)	57	Director	2006
Emanuel R. Pearlman (1)(4)	47	Director	2006

(1)	Member of the Compensation Committee (Mr. Winkelman serves as Chairman of the committee).

(2)	Member of the Nominating and Corporate Governance Committee (Mr. Winkelman serves as Chairman of the committee).

(3)	Member of the Audit Committee (Mr. Repass serves as Chairman of the committee).

(4)	Member of the Strategic Review Committee (Mr. Maples serves as Chairman of the committee)

Michael J. Maples, Sr. has been a director of ours since August 2004 and has served as Chairman of the Board since April 2006. Mr. Maples held various management positions at Microsoft Corporation from April 1988 to July 1995, including Executive Vice President of the Worldwide Products Group. As a member of the Office of the President at Microsoft, Mr. Maples reported directly to the Chairman and Chief Software Architect. Previously, he served as Director of Software Strategy for International Business Machines Corp. Mr. Maples also currently serves on the boards of Motive, Inc., a service management software company, Lexmark International, Inc., a laser and inkjet printer company, and Sonic Corp., an operator and franchisor of drive-in restaurants. He is currently a member of the Board of Visitors of the Engineering School at the University of Oklahoma and the College of Engineering Foundation Advisory Council at the University of Texas at Austin. Mr. Maples received a Bachelor of Science degree in Electrical Engineering from the University of Oklahoma and a Master of Business Administration from Oklahoma City University.

Clifton E. Lind has been our Chief Executive Officer since February 2003. From June 1998 until February 2003, Mr. Lind was our President and Chief Operating Officer. Mr. Lind has been a director of ours since May 2000. From 1991 to 1993, Mr. Lind was the Executive Vice President, Chief Operating Officer and Chief Financial Officer of KDT Industries, a high-tech manufacturing and services company. From 1994 until January 1997, Mr. Lind was the

President and Chief Executive Officer of KDT Industries. From January 1997 until joining us as President, Mr. Lind was President of Celmark, Inc., an Austin, Texas based company owned by Mr. Lind, which provided management and financial consulting services. Mr. Lind received a Bachelor of Business Administration in Finance and a Master of Business Administration from the University of Texas at Austin.

Robert D. Repass has been a director of ours since July 2002. In addition to his role as a director, Mr. Repass serves as Chairman of our Audit Committee. Mr. Repass was a managing partner in the Austin office of PricewaterhouseCoopers from December 1997 to March 2000, and from March 2000 until December 2001, Mr. Repass was a partner with TL Ventures, a Philadelphia-based venture capital firm. From January 2002 until March 2002, Mr. Repass was a private consultant. Mr. Repass has also served as Vice President and Chief Financial Officer of Motion Computing, Inc., a mobile computing and wireless communication device company, since April 2002. From January 2003 until December, 2005, Mr. Repass served on the Board of Directors and as the Chairman of the Audit Committee of Bindview Development Corporation, a software company. Mr. Repass has over twenty years of public accounting, Securities and Exchange Commission and financial reporting experience. Mr. Repass received a Bachelor of Science in Accounting from Virginia Polytechnic Institute and State University.

John M. Winkelman has been a director of ours since August 2000. From 1999 to 2000, Mr. Winkelman was the Chief Executive Officer of Viejas Casino and Turf Club, a casino owned and operated by the Viejas Tribe located in San Diego County, California. From 1989 to 1999, Mr. Winkelman was the Economic Development Advisor to the Viejas Tribal Council. He has worked exclusively with Native American enterprises for the past 20 years, with a primary focus on tribal gaming and related economic development. Mr. Winkelman received a Bachelor of Arts in Laws and a Juris Doctor degree from Thomas Jefferson School of Law, formerly Western State University.

Neil E. Jenkins has been a director of ours since October 2006. Since 2000, Mr. Jenkins has been an Executive Vice President and Secretary and the General Counsel for Lawson Products, Inc., a publicly traded industrial products company. From 1996-1999, Mr. Jenkins owned an SCH Golf Franchise that specialized in tours to Scotland and Ireland. Beginning in 1974, Mr. Jenkins began working in labor relations for Bally Manufacturing Corporation, and continued in the legal department, rising to the position of General Counsel, a capacity he served in from 1985-1992. In 1993, Mr. Jenkins became a member of Bally Gaming International’s Executive Team, where he helped coordinate business development, legal, and licensing matters for Bally Manufacturing’s gaming industry spin-off. Mr. Jenkins received a Bachelor of Arts degree in Political Science from Brown University, a Juris Doctor degree from Loyola University Chicago School of Law, and a Master of Science degree in Financial Markets from the Center for Law & Financial Markets at the Illinois Institute of Technology.

Emanuel R. Pearlman has been a director of ours since October 2006. Mr. Pearlman has more than 20 years of experience in the investment community. Mr. Pearlman is the founder and Chief Executive Officer of Liberation Investment Group, a New York-based investment management firm. Prior to founding Liberation, he was the Chief Operating Officer of Vornado Operating Corporation. For 14 years, Mr. Pearlman ran Gemini Partners, which specialized in strategic block investing and financial consulting. His experience in the gaming industry includes consulting to Jackpot Enterprises and to Bally Entertainment Corporation, where he advised the company on its business and financial activities. Mr. Pearlman received a Bachelor of Arts degree in Economics from Duke University, and a Master of Business Administration degree from the Harvard Graduate School of Business

Agreement with Liberation Investments

The Company is party to an Agreement dated October 24, 2006, by and among the Company and Liberation Investments, L.P., a Delaware limited partnership, or Liberation Investments, certain entities affiliated with Liberation Investments, Emanuel R. Pearlman, an affiliate of Liberation Investments, and Neil E. Jenkins. The Agreement is referred to herein, as the “Liberation Investments Agreement”. Pursuant to the Liberation Investments Agreement, Messrs. Pearlman and Jenkins were appointed to the Board of Directors and the Board of Directors formed, and Mr. Pearlman was appointed to, the Strategic Review Committee to oversee the Board of Directors’ ongoing review of prospective opportunities to enhance shareholder value. As a condition to the parties’ entrance into the Liberation Investments Agreement, the Board of Directors adopted resolutions (i) approving the inclusion of Messrs. Jenkins and Pearlman on the slate of candidates proposed by the Board of Directors as nominees for election as directors at the annual shareholders meeting, (ii) recommending to the shareholders that they vote for the election of Messrs. Jenkins and Pearlman at the annual shareholders meeting, and (iii) approving the retention of an executive search firm to initiate, on behalf of the Nominating and Governance Committee of the Board of Directors, a search for an additional qualified independent director to be added to the Board of Directors as a seventh member (filling a vacancy to be created at that time) as soon as such a candidate has been identified and has been offered, and has accepted, such appointment. A copy of the Liberation Investments

Agreement is attached as Exhibit 10.1 to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission, or SEC, on October 26, 2006.

There are no family relationships among any of our executive officers and directors.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote “FOR” the nominees named above.

CORPORATE GOVERNANCE

Determination of Independence

Our Board of Directors has determined that Messrs. Maples, Repass, Winkelman, Jenkins and Pearlman each qualify as “independent” directors under Nasdaq Marketplace Rules as currently in effect. Therefore, a majority of the members of our Board of Directors are “independent” as such term is defined by the Nasdaq. In addition, our Board of Directors has reviewed and considered facts and circumstances relevant to the independence of such members, and has determined that such members are independent.

The independent directors have committed to hold formal meetings, separate from management, which they intend to hold at least four times a year.

Meetings of our Board of Directors

During the fiscal year ended September 30, 2006, our Board of Directors held 32 meetings. During that period, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he was a director, and (ii) the total number of meetings held by all committees of our Board of Directors during the period that he served on such committees.

Committees of our Board of Directors

Our Board of Directors has three standing committees, which are the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Currently, all of the members of each of our committees are “independent,” as determined by our Board of Directors and in accordance with Nasdaq Marketplace Rules. In addition, each member of the Audit Committee also satisfies the independence requirements of Rule-10A3(b)(1) of the SEC rules promulgated under the Securities Exchange Act of 1934, as amended, or the 1934 Act.

Audit Committee. Our Board of Directors has appointed Messrs. Maples, Repass, Winkelman, and Jenkins as members of the Audit Committee. Mr. Repass serves as the Chairman of the Audit Committee. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this Proxy Statement. A copy of the charter will also be made available free of charge upon written request made to our Corporate Secretary, at 206 Wild Basin Road, Building B, Fourth Floor, Austin, Texas 78746. The primary purpose of the Audit Committee is to assist our Board of Directors in monitoring:

•	The integrity of our financial statements;

•	The independent auditor’s qualifications and independence; and

•	The performance of our independent registered public accountants.

The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accountants, BDO Seidman, LLP, and the preparation of the Audit Committee report, which is included elsewhere in this Proxy Statement. Our independent registered public accountants report directly to the Audit Committee.

The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the auditors prior to the filing of all periodic reports under the 1934 Act, and prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies, if any, in the design or operation of our internal controls.

All Audit Committee members are “independent” as defined and required under the Nasdaq listing standards and the rules and regulations of the SEC. All Audit Committee members also possess the level of financial literacy required by all applicable laws and regulations. The Board has determined that at least one member of the Audit Committee, Mr. Robert D. Repass, is a “financial expert,” and that Mr. Repass is “independent” as defined by the rules and regulations of the SEC. Our Audit Committee Charter has been amended to specifically state all of the Audit Committee responsibilities set forth in Rule 10A-3(b)(2), (3), (4) and (5) of the rules and regulations of the SEC under the 1934 Act. The Audit Committee met 19 times during fiscal 2006.

Compensation Committee. The Compensation Committee currently is comprised of Messrs. Winkelman and Pearlman. Mr. Winkelman serves as the Chairman of the Compensation Committee. The Compensation Committee is charged with the responsibility of determining (or recommending to the independent members of our Board of Directors to determine) the compensation of all executive officers, including our Chief Executive Officer, and directors.

In June 2004, our Board of Directors approved a Charter of the Compensation Committee, a copy of which is attached as Appendix A to the proxy statement for our 2006 annual meeting of shareholders. A copy of the charter will also be made available free of charge upon written request made to our Corporate Secretary, at 206 Wild Basin Road, Building B, Fourth Floor, Austin, Texas 78746. The Compensation Committee met three times during fiscal 2006.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, or the Governance Committee, is comprised of Messrs. Maples, Repass, and Winkelman. Mr. Winkelman serves as Chairman of the Governance Committee. The primary purpose of the Governance Committee is to identify and recommend to our Board of Directors individuals who are qualified to become members of our Board of Directors and the committees of our Board of Directors. The Governance Committee is also responsible for recommending to the Board of Directors corporate governance principles, providing oversight of the annual performance review process of our Board of Directors and the committees of our Board of Directors and for facilitating interaction between our management and our Board of Directors and committees of our Board of Directors.

All members of the Governance Committee meet the test for independence set forth in the Nasdaq Marketplace Rules. In June 2004, our Board of Directors approved a Charter of the Governance Committee, a copy of which is attached as Appendix B to the proxy statement for our 2006 annual meeting of shareholders. A copy of the charter will also be made available free of charge upon written request made to our Corporate Secretary, at 206 Wild Basin Road, Building B, Fourth Floor, Austin, Texas 78746. The Governance Committee met three times during fiscal 2006.

Strategic Review Committee. The Strategic Review Committee currently is comprised of Messrs. Maples and Pearlman. Mr. Maples serves as the Chairman of the Strategic Review Committee. The primary purpose of the Strategic Review Committee is to oversee, on behalf of the Board of Directors, the Company’s ongoing review of prospective opportunities to enhance shareholder value and, in such capacity, to interact with Bear Stearns & Co., Inc., the Company’s exclusive financial advisor for such review, and the Company’s management for the purpose of advancing such review. There is not a charter for the Strategic Review Committee.

Director Nominations

Pursuant to the Governance Committee Charter, the Governance Committee will consider nominees recommended by shareholders, but has not established procedures for shareholders to submit such recommendations.

Our directors play a critical role in guiding our strategic direction and overseeing the management of our business. The Governance Committee’s goal is to assemble a Board of Directors that brings to us a variety of perspectives and skills derived from high quality business and professional experience. Board candidates are considered based upon various criteria, such as their business and professional skills and experiences, personal and professional ethics, integrity and values, long-term commitment to representing the best interests of our shareholders and inquisitive and objective perspective and mature judgment. Additionally, director candidates must have sufficient time available to perform all board and committee responsibilities. When reviewing potential director candidates, the Governance Committee considers the following factors:

•	The appropriate size of our Board of Directors and its committees;

•	The perceived needs of our Board of Directors for particular skills, background and business experience;

•

The skills, background, reputation, and business experience of nominees in relation to the skills, background, reputation, and business experience already possessed by other members of our Board of Directors;

•	Nominees’ independence from management;

•	Nominees’ experience with accounting rules and practices;

•	Nominees’ background with regard to executive compensation;

•	Applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•	The benefits of a constructive working relationship among directors; and

•	The desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Governance Committee may also consider from time to time, such other factors as it may deem to be in the best interests of our business and shareholders. Other than considering the factors listed above, we have no stated minimum criteria for director nominees. The Governance Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “Audit Committee financial expert” as defined by SEC rules, and that a majority of the members of the Board of Directors meet the definition of “independent” director under Nasdaq Marketplace Rules.

The Governance Committee will review the qualifications and backgrounds of the current directors, as well as the overall composition of the Board, and recommend to the full Board of Directors the slate of directors to be nominated for election at the annual meeting of shareholders. In the case of incumbent directors whose terms of office are set to expire, the Governance Committee reviews such directors to determine whether to recommend these directors for re-election. In the case of new director candidates, the questions of independence and financial expertise are important to determine what roles can be performed by the candidate, and the Governance Committee determines whether the candidate meets the independence standards set forth in the Sarbanes-Oxley Act of 2002, and SEC and Nasdaq rules, and the level of the candidate’s financial expertise. Candidates for nomination as director come to the attention of the Governance Committee from time to time through incumbent directors, management, shareholders or third parties. These candidates may be considered at meetings of the Governance Committee at any point during the year. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance Committee.

Director Attendance at Annual Meetings

Our policy is that all directors attend our annual meetings of shareholders. We take great care in scheduling meetings at times when all of our directors are available to attend such meetings. At our last annual meeting, which was held on April 5, 2006, all of our then-current directors were in attendance.

Shareholders Communications with the Board of Directors

Shareholders may communicate with our Board of Directors by transmitting correspondence by mail to the address below, or electronically through the “Investor Relations – Corporate Governance Communications” form located on our website, which is www.multimediagames.com.

Multimedia Games, Inc.

ATTN: Chairman of the Board

206 Wild Basin Road

Building B, Fourth Floor

Austin, Texas 78746

The communications will be transmitted to the appropriate leadership of our Board of Directors as soon as practicable, unless our Corporate Secretary, in consultation with our legal counsel, determines there are safety or security concerns that mitigate against further transmission of the communication. The Board of Directors shall be advised of any communication withheld for safety or security reasons as soon as practicable.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all employees. We have also adopted a Code of Ethics for Senior Financial Officers that is applicable to the Chief Executive Officer and all Senior Financial Officers, and that meets the requirements of Item 406 of Regulation S-K as promulgated by the SEC. Our Code of Business Conduct and Ethics, including the Code of Ethics for Senior Financial Officers, is available free of charge by writing to our Corporate Secretary at 206 Wild Basin Road, Building B, Fourth Floor, Austin, Texas 78746.

Compensation of Directors

The Company maintains a plan to compensate the non-employee members of its Board of Directors for their services as directors, including serving on committees of the board. Under the Director Compensation Plan, each of the Company’s non-employee directors, receives $37,500 per year, except for the Chairman of the Board, who receives $75,000 per year. In addition, each non-employee director receives $500 for each board meeting attended in person and $250 for each board meeting attended by telephone. Non-employee directors also receive the following amounts for serving on committees of the Board of Directors:

Audit Committee. The members of the Audit Committee each receive an additional $15,000 per year for serving on the Audit Committee, except for the Chairman of the Audit Committee, who receives $25,000 per year for serving on the Audit Committee as its chairman. Each Audit Committee member also receives $400 for each Audit Committee meeting attended in person and $200 for each Audit Committee meeting attended by telephone.

Nominating and Governance Committee. The members of the Nominating and Governance Committee each receive an additional $10,000 per year for serving on the Nominating and Governance Committee, except for the Chairman of the Nominating and Governance Committee, who receives an additional $10,000 per year for serving on the Nominating and Governance Committee as its chairman. Each Nominating and Governance Committee member also receives $400 for each Nominating and Governance Committee meeting attended in person and $200 for each Nominating and Governance Committee meeting attended by telephone.

Compensation Committee. The members of the Compensation Committee each receive $5,000 per year for serving on the Compensation Committee, except for the Chairman of the Compensation Committee, who receives $10,000 per year for serving on the Compensation Committee as its chairman. Each Compensation Committee member also receives $400 for each Compensation Committee meeting attended in person and $200 for each Compensation Committee meeting attended by telephone.

Other Committees of the Board of Directors. The members of any other committee of the Board of Directors which may be established from time to time, including our current Strategic Review Committee, each receive an additional $5,000 per year for serving on any such committee, except for the chairman of any such committee, who receives $10,000 per year for serving on such committee as its chairman. Each member of any such committee also receives $400 for each meeting of such committee attended in person and $200 for each meeting of such committee attended by telephone.

In general, each sitting outside director will receive an option grant on an annual basis for 10,000 shares of common stock that will vest six months from the date of grant. However, the underlying shares are subject to restrictions which prevent the sale of such shares. These restrictions on the sale of the underlying shares lapse with respect to 25% of the shares annually.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

During the fiscal year ended September 30, 2006, the Compensation Committee of our Board of Directors consisted of Messrs Winkelman and Sarnoff. Mr. Sarnoff resigned as a director of the Company and member of the Compensation Committee in October 2006 and subsequently was replaced by Mr. Pearlman. None of these individuals has served at any time as an officer or employee of the Company or is an executive officer at any company where an executive officer of the Company serves on the Compensation Committee.

PROPOSAL TWO

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of our Board of Directors has selected BDO Seidman, LLP as independent registered public accountants to audit our consolidated financial statements for the fiscal year ending September 30, 2007. BDO Seidman, LLP has acted in such capacity since its appointment in fiscal year 1999. A representative of BDO Seidman, LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

The following table discloses the fees paid to BDO Seidman, LLP for the fiscal years ended September 30, 2006 and 2005.

	2006	2005
Audit Fees	$1,011,895	$1,586,182
Audit-Related Fees	182,931	29,400
Tax Fees	106,612	92,784
All Other Fees	—	—

Total	$1,301,438	$1,708,366

Audit Fees. Audit Fees represent fees for professional services provided in connection with the audit of our annual financial statements and of management’s assessment and the operating effectiveness of internal control over financial reporting included in our Form 10-K, the quarterly reviews of financial statements included in our Form 10-Q filings and other statutory or regulatory filings.

Audit-Related Fees. Audit-Related Fees are fees for assurance and related services that are reasonably related to the attendance at our Audit Committee meetings and our annual shareholders meeting. This category includes fees related to assistance in employee benefit and compensation plan audits, SAS 70 audit and consulting on financial accounting/reporting standards.

Tax Fees. Tax Fees primarily include professional services performed with respect to review of our original and amended tax returns and those of our consolidated subsidiaries, and for state, local and international tax consultation.

All Other Fees. All Other Fees includes the aggregate fees for products and services provided by BDO Seidman, LLP that are not reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees”. There were no other fees in the fiscal years ended September 30, 2006 and September 30, 2005.

The Audit Committee has adopted procedures for preapproving all audit and non-audit services provided by BDO Seidman, LLP. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature, and therefore anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of non-audit services, and to engage the independent auditor for any non-audit services not included in the budget. For both types of preapproval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence.

The Audit Committee of our Board of Directors has considered whether the provision by BDO Seidman, LLP of non-audit services included in the fees set forth in the table above is compatible with maintaining the independence of BDO Seidman, LLP, and has concluded that such services are compatible with BDO Seidman, LLP’s independence as our auditors.

Shareholder ratification of the appointment of BDO Seidman, LLP as our independent registered public accountants is not required by our bylaws or other applicable legal requirement. However, the appointment of BDO Seidman, LLP is being submitted to the shareholders for ratification. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain the firm. Even if the appointment is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Recommendation of the Board of Directors

Upon the recommendation of our Audit Committee, our Board of Directors recommends that the shareholders vote “FOR” the ratification of BDO Seidman, LLP, as our independent public accountants for the fiscal year ending September 30, 2007.

OTHER MATTERS

We know of no other matters to be submitted to the shareholders at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as our Board of Directors may recommend, or, in the absence of a recommendation, as such persons deem advisable. Discretionary authority with respect to such matters is granted by execution of the enclosed Proxy.

OWNERSHIP OF SECURITIES

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of April 2, 2007 by (i) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each director and director nominee, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation section of this Proxy Statement, and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each of the listed shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

Beneficial Owner (1)	Number of Shares Beneficially Owned		Percent of Class (2)
FMR Corp.	3,148,223	(3)	11.3%
Royce & Associates, LLC	2,745,738	(4)	9.9%
Prentice Capital Management, LP	2,584,304	(5)	9.3%
Liberation Investment Group LLC	2,311,327	(6)	8.3%
Sowood Capital Management LP	2,214,000	(7)	8.0%
Dimensional Fund Advisors LP	1,901,352	(8)	6.8%
Cortina Asset Management, LLC	1,775,859	(9)	6.4%
Barclays Global Investors, NA.	1,646,826	(10)	5.9%
The Baupost Group, L.L.C.	1,493,573	(11)	5.4%
Clifton E. Lind	2,147,686	(12)	7.4%
Gary L. Loebig	406,162	(13)	1.4%
Brendan M. O’Connor	413,000	(14)	1.5%
P. Howard Chalmers	144,998	(15)	*
Randy S. Cieslewicz	100,700	(16)	*
James A. Bannerot	75,000	(17)	*
Michael J. Maples, Sr.	67,500	(18)	*
Robert D. Repass	182,500	(19)	*
John M. Winkelman	230,000	(20)	*
Neil E. Jenkins	10,000	(21)	*
Emanuel R. Pearlman	2,321,327	(22)	8.3%
All executive officers and directors as a group (13 persons)	6,392,423	(23)	20.8%

*	Represents beneficial ownership of less than one percent.

(1)	Unless otherwise noted, the address for all officers and directors is the address of our principal executive offices at 206 Wild Basin, Building B, Fourth Floor, Austin, Texas 78746.

(2)	Percentages of ownership are based on 27,799,405 shares of common stock outstanding on April 2, 2007. Shares of common stock subject to stock options which are currently exercisable or will become exercisable within 60 days after April 2, 2007, are deemed outstanding for computing the percentage for the person or group holding such options, but are not deemed outstanding for computing the percentage for any other person or group.

(3)	Pursuant to Schedule 13G/A dated February 14, 2007, filed with the Securities and Exchange Commission, FMR Corp. reported that as of December 31, 2006 it and certain related entities had neither sole nor shared voting power over any shares and sole dispositive power over 3,148,223 shares and that its address is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)	Pursuant to Schedule 13G/A dated January 23, 2007, filed with the Securities and Exchange Commission, Royce & Associates, LLC reported that as of December 31, 2006, it had sole voting power over 2,745,738 shares and sole dispositive power over 2,745,738 shares and that its address is 1414 Avenue of the Americas, New York, New York 10019.

(5)	Pursuant to Schedule 13G/A dated February 14, 2007, filed with the Securities and Exchange Commission, Prentice Capital Management, LP reported that as of December 31, 2006 it and certain related entities had shared voting power over 2,584,304 shares and shared dispositive power of 2,584,304 shares and that its address is 623 Fifth Avenue, 32nd Floor, New York, New York 10022

(6)

Pursuant to Schedule 13D/A dated October 25, 2006, filed with the Securities and Exchange Commission, Liberation Investment Group, LLC reported that it and certain related entities had shared voting power over 2,311,327 shares and shared dispositive power of 2,311,327 shares and that its address is 330 Madison Avenue, 6th Floor, New York, New York, 10017.

(7)	Pursuant to Schedule 13G/A dated February 14, 2007, filed with the Securities and Exchange Commission, Sowood Capital Management, L.P. reported that as of December 31, 2006, it and certain related entities had shared voting power over 2,214,000 shares and shared dispositive power of 2,214,000 shares and that its address is 500 Boylston Street, 17th Floor, Boston, MA 02116.

(8)	Pursuant to Schedule 13G dated February 9, 2007, filed with the Securities and Exchange Commission, Dimensional Fund Advisors, LP reported that as of December 31, 2006, it and certain related entities had sole voting power over 1,901,352 shares and sole dispositive power of 1,901,352 shares and that its address is 1299 Ocean Avenue, Santa Monica, CA 90401.

(9)	Pursuant to Schedule 13G dated February 15, 2007, filed with the Securities and Exchange Commission, Cortina Asset Management, LLC. reported that as of December 31, 2006, it and certain related entities had sole voting power over 894,676 shares and sole dispositive power of 1,775,859 shares and that its address is 330 East Kilbourn Avenue, Suite 850, Milwaukee, Wisconsin 53202.

(10)	Pursuant to Schedule 13G dated January 23, 2007, filed with the Securities and Exchange Commission, Barclays Global Investors, NA. reported that as of December 31, 2006, it and certain related entities had sole voting power over 1,578,528 shares and sole dispositive power over 1,646,826 shares and that its address was 45 Fremont Street, San Francisco, California 94105.

(11)	Pursuant to Schedule 13G dated February 13,2007, filed with the Securities and Exchange Commission, The Baupost Group, L.L.C. reported that as of December 31, 2006, it and certain related entities had sole voting power over 1,493,573 shares and sole dispositive power of 1,493,573 shares and that its address is 10 St. James Avenue, Suite 2000, Boston, Massachusetts 02216

(12)	Consists of (i) 990,852 shares owned by Mr. Lind, (ii) 1,077,334 shares issuable upon the exercise of options that are currently exercisable, (iii) 27,000 shares held in various retirement accounts, and (iv) 52,500 shares held by the Lind Family Partnership.

(13)	Consists of (i) 1,000 shares owned by Mr. Loebig, and (ii) 405,162 shares issuable upon the exercise of stock options that are currently exercisable.

(14)	Consists of 413,000 shares issuable upon the exercise of stock options that are currently exercisable.

(15)	Consists of 144,998 shares issuable upon the exercise of stock options that are currently exercisable.

(16)	Consists of (i) 9,450 shares owned by Mr. Cieslewicz, and (ii) 91,250 shares issuable upon the exercise of stock options that are currently exercisable.

(17)	Consists of 75,000 shares issuable upon the exercise of stock options that are currently exercisable.

(18)	Consists of (i) 10,000 shares owned by Mr. Maples, and (ii) 57,500 shares issuable upon the exercise of stock options that are currently exercisable.

(19)	Consists of 182,500 shares issuable upon the exercise of stock options that are currently exercisable.

(20)	Consists of 230,000 shares issuable upon the exercise of stock options that are currently exercisable.

(21)	Consists of 10,000 shares issuable upon the exercise of options that are currently exercisable

(22)	Consists of (i) 10,000 shares issuable to Mr. Pearlman upon the exercise of options that are currently exercisable and (ii) 2,311,327 shares owned by Liberation Investment Group, LLC.

(23)	Consists of (i) 1,012,052 shares owned, (ii) 2,989,544 shares issuable upon the exercise of stock options that are exercisable within the next 60 days, and (iii) 2,390,827 indirect shares owned

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of Forms 3, 4 and 5 submitted to us during and with respect to fiscal 2006, all statements of beneficial ownership that were required to be filed with the SEC were timely filed, except for the purchase of 10,000 shares of our common stock at $9.09 by a director (Michael J. Maples, Sr.) on August 18, 2006, which was reported on August 30, 2006.

EXECUTIVE COMPENSATION

Executive Officers and Directors

Set forth below is information regarding the executive officers and directors of the Company as of April 2, 2007:

Name	Age	Positions and Offices
Michael J. Maples, Sr. (2)(3)(4)	64	Director, Chairman of the Board
Clifton E. Lind	60	President, Chief Executive Officer and Director
Randy S. Cieslewicz	35	Vice President and Chief Financial Officer
Gary L. Loebig	57	Executive Vice President of Sales
Brendan M. O’Connor	46	Executive Vice President and Chief Technology Officer
Robert F. Lannert	51	Executive Vice President of Class II Gaming
P. Howard Chalmers	62	Senior Vice President of Planning and Corporate Communications
Scott A. Zinnecker	57	Senior Vice President of Human Resources and Central Operations
Robert D. Repass (2)(3)	46	Director
John M. Winkelman (1)(2)(3)	60	Director
Neil E. Jenkins (3)	57	Director
Emanuel R. Pearlman (1)(4)	47	Director

(1)	Member of the Compensation Committee.

(2)	Member of the Nominating and Corporate Governance Committee.

(3)	Member of the Audit Committee.

(4)	Member of the Strategic Review Committee.

Clifton E. Lind has been our Chief Executive Officer since February 2003. From June 1998 until February 2003, Mr. Lind was our President and Chief Operating Officer. Mr. Lind has been a director of ours since May 2000. From 1991 to 1993, Mr. Lind was the Executive Vice President, Chief Operating Officer and Chief Financial Officer of KDT Industries, a high-tech manufacturing and services company. From 1994 until January 1997, Mr. Lind was the President and Chief Executive Officer of KDT Industries. From January 1997 until joining us as President, Mr. Lind was President of Celmark, Inc., an Austin, Texas based company owned by Mr. Lind, which provided management and financial consulting services. Mr. Lind received a Bachelor of Business Administration in Finance and a Master of Business Administration from the University of Texas at Austin.

Randy S. Cieslewicz has been our Chief Financial Officer since April 2007. From May 2006 until April 2007, Mr. Cieslewicz served as our Interim Chief Financial Officer. Mr. Cieslewicz joined us in March 2002 as Vice President of Tax and Budget and in July 2005, he became our Vice President of Tax, Budget, and Corporate Compliance. Mr. Cieslewicz worked in public accounting from 1994 through 2002, last serving as a Tax Manager for BDO Seidman, LLP. Mr. Cieslewicz received his Bachelor of Business Administration in Accounting from Sam Houston State University.

Gary L. Loebig became our Vice President for New Market Development upon joining us in December 1998 and was elected Executive Vice President of Sales in December 2001. From 1984 until joining us in December 1998, Mr. Loebig was employed by Stuart Entertainment, doing business as Bingo King, a publicly traded company engaged in the manufacture and sale of bingo cards and related equipment and products. With Bingo King, Mr. Loebig served in various capacities, beginning as general sales manager and last serving as Senior Vice President – Market and Product Development. Mr. Loebig received both Bachelor and Master of Business Administration degrees from the University of Iowa.

Brendan M. O’Connor became our Senior Vice President and Chief Technical Officer upon joining us in January 2002 and was elected Executive Vice President in July 2003. From January 2001 until January 2002, Mr. O’Connor worked as a technical consultant for us. From 1995 until January 2001, Mr. O’Connor was a Senior Software Architect at The Boeing Company’s Space and Communications Group, where he led a team that developed software for satellite ground systems. He has over 18 years of experience developing software systems. Mr. O’Connor received a Bachelor of Arts in Chemistry from New College of Florida and Master of Arts in Chemistry and Master of Science in Aerospace Engineering degrees from the University of Texas at Austin.

Robert F. Lannert was our Vice President of Computer and Data Processing Operations from August 1997 until being elected Executive Vice President of Class II Gaming in December 2001. Mr. Lannert has been employed by us since June 1996, and was supervisor of computer and data processing operations until being elected Vice President of Class II Gaming. From 1988 until August 1995, Mr. Lannert was Director of Data Processing for DeBartolo Racing at Remington Park in Oklahoma City, and from August 1995 until joining us, Mr. Lannert was Vice President of Operations for Spector Entertainment Group. Mr. Lannert received a Bachelor of Science in Political Science from Arizona State University.

P. Howard Chalmers joined us in February 2003 as Senior Vice President of Planning and Corporate Communications, after serving as a management consultant to us for several years. From 1978 to 2003, he served as President and Principal Consultant for Chalmers & Co., where he gained a national reputation for providing strategic planning and organizational development support to a broad range of both entrepreneurial companies and nonprofit organizations. Mr. Chalmers received a Bachelor of Arts from the University of Texas at Austin.

Scott A. Zinnecker joined us in January 2003 as Vice President of Human Resources. In July of 2005, he became our Senior Vice President of Human Resources and Central Operations. Mr. Zinnecker, who has over 30 years of human resources experience, came to us from Activant Solutions, where he was Corporate Vice President of Human Resources from 1997 to 2003. From November 1986 to August 1997, he was Vice President of Human Resources for KDT Industries, Inc., and its spin-off company, Arrowsmith Technologies, Inc. Mr. Zinnecker received a Bachelor of Science in Sociology from Texas A&M University.

For information regarding our non-employee directors (Messrs. Maples, Repass, Winkelman, Jenkins and Pearlman), see “Proposal One—Election of Directors.”

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning the compensation earned by (i) our Chief Executive Officer, (ii) each of the other four most highly compensated officers whose salary and bonus for fiscal 2006 was in excess of $100,000, and (iii) our Chief Financial Officer.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options(#)	All Other Compensation ($)(1)
Clifton E. Lind President and CEO Chief Executive Officer	2006 2005 2004	450,000 467,553 437,885	17,000 25,000	— — —	— — —	14,546 19,511 16,730
Randy S. Cieslewicz(2) Vice President and Chief Financial Officer	2006 2005 2004	170,000 118,423 100,000	2,500 10,625 11,833	— — —	— 27,500 —	6,525 5,364 5,231
Gary L. Loebig Executive Vice President of Sales	2006 2005 2004	185,000 182,885 153,000	43,000 34,000 37,500	— — —	— 50,000 —	6,463 4,282 3,000
Brendan M. O’Connor Executive Vice President and Chief Technical	2006 2005 2004	185,000 183,066 158,006	3,000 21,250 37,500	— — —	— 40,000 —	17,081 8,821 8,005
James A. Bannerot Legal Coordinator	2006 2005 2004	183,750 191,827 175,000	2,250 8,500 —	— — —	— — —	7,690 7,673 7,300
P. Howard Chalmers Senior Vice President of Planning and Corporate Communications	2006 2005 2004	180,000 165,385 140,000	3,000 19,125 27,500	— — —	— 40,000 —	6,923 7,199 5,600

(1)	All other compensation consists of the employer match of 401(k) contributions.

(2)	Mr. Cieslewicz served as the Interim Chief Financial Officer from May 2006 through April 2007.

Stock Options or Stock Appreciation Rights Granted in the Last Fiscal Year.

There were no grants of stock options or stock appreciation rights to the individuals named in the Summary Compensation Table during the fiscal year ended September 30, 2006.

Aggregated Option Exercises and Fiscal Year-End Values

The following table sets forth information regarding the exercise of stock options during the fiscal year ended September 30, 2006 and the unexercised stock options held at September 30, 2006 by the individuals named in the summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

	Shares Acquired on Exercise(#)	Value Realized($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year- End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Clifton E. Lind	—	—	977,334	100,000	$3,738,204	—
Randy S. Cieslewicz	3,125	$22,422	73,750	20,625	—	$13,781
Gary L. Loebig	1,000	$7,974	392,662	37,500	$2,487,522	$55,125
Brendan M. O’Connor	—	—	403,000	30,000	$3,002,627	$44,100
James A. Bannerot	—	—	75,000	—	—	—
P. Howard Chalmers	30,000	$237,806	101,249	56,249	$9,188	$27,563

(1)	Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for those shares.

(2)	Based upon the difference between the closing selling price of the Company’s common stock on the NASDAQ Global Market on the last day of the 2006 fiscal year ($9.08 per share) and the exercise price of the options.

Employment and Change of Control Agreements

Other than the employment agreement with Clifton E. Lind, we do not have employment agreements with our executive officers.

Employment Agreement with Clifton E. Lind. On September 9, 2004, we entered into an Executive Employment Agreement with Clifton E. Lind to provide for Mr. Lind to continue as the Company’s President and Chief Executive Officer, and setting forth certain terms of Mr. Lind’s employment. The agreement provides that Mr. Lind will receive an annual base salary of $450,000 and will be eligible to receive incentive compensation on an annual basis as determined by the Compensation Committee of our Board of Directors, based upon a performance review of Mr. Lind performed by the Compensation Committee. The agreement also specifies that Mr. Lind will be eligible to receive all customary and usual fringe and other benefits generally available to our executive officers, in accordance with the terms and conditions of any applicable benefit plans, including group health, life and disability insurance and participation in Multimedia’s 401(k) plan.

In the event that Mr. Lind’s employment is terminated without cause or Mr. Lind terminates his employment for good reason (as defined in the agreement), subject to Mr. Lind’s observance of the surviving terms of the agreement and Mr. Lind’s execution of a full general release, Mr. Lind will receive (i) his base salary for 18 months, in equal monthly installments, following the date of termination, (ii) one year of his projected incentive compensation, and (iii) full acceleration of the vesting of any unexercised or unvested stock options that he holds. In the event that Mr. Lind voluntarily resigns as President and Chief Executive Officer, for any reason, Mr. Lind will receive his base salary for 18 months, in equal monthly installments, following the date of termination and one year of his projected incentive compensation. Upon the termination of Mr. Lind’s employment for any reason, Mr. Lind will be prohibited from (i) working for, providing assistance to, or investing in (subject to certain exceptions) any business that is competitive with that of the Company for a period of 18 months, (ii) soliciting any of our customers, prospective customers or disparaging the Company for a period of 12 months, (iii) soliciting any of our employees for a period of 18 months, and (iv) disclosing any of our confidential information.

Stock Option Agreements. Virtually all of the stock option agreements with each of our executive officers and key employees provide for full vesting of all unvested shares in the event of a change of control of the Company. Change of control, as defined in the agreements, means any merger or consolidation, sale of assets, dissolution or the acquisition by any person of at least 51% of our voting stock.

Stock Option Agreements with Clifton E. Lind. In addition to the change of control vesting described above, our stock option agreements with Clifton E. Lind provide for full vesting of all unvested shares subject to his option upon the termination by Mr. Lind of his employment for good reason. Good reason, as defined in the agreement, relates to a diminution of Mr. Lind’s salary, position or responsibilities within our company. Our agreements with Mr. Lind also provide for acceleration of vesting as to all unvested shares that would otherwise vest through the second anniversary of our termination of Mr. Lind without cause, or Mr. Lind’s termination of his employment without good reason.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification, Insurance and Limitation of Liability. Our bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Texas law. In addition, our articles of incorporation limit the personal liability of the members of our Board of Directors for breaches by the directors of their fiduciary duties.

Jefferson C. Lind, our Vice President of Content and Game Technology, is the son of Clifton E. Lind who serves as our Chief Executive Officer and President and is a director of the Company. During the fiscal year ended September 30, 2006, Jefferson Lind received (i) a base salary of $131,250, (ii) a bonus of $2,500, (iii) matching contributions to his 401(k) Plan of $6,439, and (iv) standard benefits provided to other Company employees. Jefferson Lind’s compensation was consistent with our compensation for other Vice Presidents of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview and Philosophy. The Compensation Committee of our Board of Directors regularly reviews compensation packages for all executive officers. These include the following major compensation elements: base salaries, annual cash incentives, stock options and various benefit plans. Our Compensation Committee is currently comprised of Messrs. Winkelman and Pearlman, who are each an “independent” director, as required by Nasdaq Marketplace Rules. Mr. Pearlman was appointed to the Compensation Committee in October 2006. During fiscal 2006, the Compensation Committee consisted of Mssrs. Winkelman and Sarnoff. Mr. Sarnoff resigned from our Board of Directors and all committees thereof, including the Compensation Committee, in October 2006.

It is the Compensation Committee’s objective that executive compensation be directly related to the achievement of our planned goals, and to enhancement of corporate and shareholder values. The Compensation Committee recognizes that the industry sector in which we operate is both highly competitive and is challenged by significant legal and regulatory uncertainty. In addition, the technology-related skills of most of our technology team have applications to many other industry sectors besides our own. As a result, there is substantial demand for qualified, experienced executive personnel of the type we need to achieve our objectives. The Compensation Committee considers it crucial that we be assured of retaining and rewarding our top caliber executives, who are essential to the attainment of our ambitious long-term goals.

For these reasons, the Compensation Committee believes our executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations.

Stock Options. The Compensation Committee believes that:

•	The grant of stock options to executive employees has been an essential ingredient to enabling us to achieve our growth and attain our business objectives;

•	We regularly face significant legal, regulatory and competitive challenges to our business that require extraordinary commitments of time and expertise by our employees; and

•	Our employees have met these challenges and made these extraordinary commitments, primarily because of the reward and incentive provided by the historical and prospective grant of stock options.

When recommending the grant of stock options, the Compensation Committee considers the number and terms of options previously granted, industry practices, the optionee’s level of responsibility, and assumed potential stock value in the future. The exercise prices of stock options granted to executive officers are equal to the market value of the stock on the date of grant. Therefore, stock options are intended to align the long-term interests of our executive officers with those of our shareholders, as our executive officers will receive no benefit from the grant of stock options, which represent a significant part of each executive officer’s total compensation, unless there occurs an increase in the value of the common shares held by our shareholders.

Cash Compensation. The Compensation Committee believes that annual cash compensation should be paid commensurate with attained performance. Accordingly, our executive cash compensation consists of a fixed base compensation (salary) and variable incentive compensation (annual bonus), where the annual bonus can potentially be the largest component of cash compensation only if the executive and the company are able to meet or exceed performance related goals that, if attained, are expected to result in an increase in overall company and shareholder value. Base salaries for executive officers are established considering a number of factors, including the executive’s individual performance and measurable contribution to our success, and pay levels of similar positions with comparable companies in the industry. The Compensation Committee supports management’s compensation philosophy of moderate fixed compensation for elements such as base salary with the potential for significant bonuses for achieving performance related goals. Base salary and bonus award decisions are made as part of our structured annual review process.

Benefits. We provide benefits to our executive officers that are generally available to all of our employees. For fiscal year 2006, the amount of executive level benefits and prerequisites, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed 10% of total salary and bonus of the applicable executive officer.

Chief Executive Officer Compensation. The base salary for the 2006 fiscal year of Mr. Lind, our President and Chief Executive Officer, was determined in accordance with the terms of Mr. Lind’s Executive Employment Agreement, a summary of which is set forth in this Proxy Statement under the heading “Employment and Change of Control Agreements—Employment Agreement with Clifton E. Lind.” The Committee balanced Mr. Lind’s success with the Company’s ongoing efforts to diversify its business and enter new markets with consideration of the Company’s stock price performance and earnings results during the year. Mr. Lind did not receive a bonus in fiscal 2006.

The other components of Mr. Lind’s compensation for the 2006 fiscal year were based on the same criteria described above with respect to executive officers generally.

Mr. Lind participated to a limited extent in the Committee’s deliberations on his compensation. His participation generally consisted of answering questions from the Committee regarding his goals and objectives for the year, and his observations on the peer group to which his compensation is compared. Mr. Lind, however, was not present during those portions of the Compensation Committee’s meetings where his performance was evaluated and compensation determined.

It is the opinion of the Compensation Committee that these compensation policies and structures provide the necessary discipline to properly align our corporate economic performance and the interest of our shareholders with progressive and competitive executive compensation practices in an equitable manner.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code restricts deductibility of executive compensation paid to our Chief Executive Officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under Section 162(m) or related regulations. The Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable. Income related to stock options granted under our equity compensation plans generally qualifies for an exemption from these restrictions imposed by Section 162(m). In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for full deductibility.

COMPENSATION COMMITTEE

John M. Winkelman, Chairman

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees Multimedia Games, Inc.’s accounting and financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Accounting Oversight Board (United States) and for issuing a report thereon. Additionally, the independent registered public accounting firm is responsible for performing an independent audit of management’s assessment and the operating effectiveness of internal controls over financial reporting and for issuing a report thereon.

Based on the Audit Committee’s:

•	Review of our audited consolidated financial statements for the fiscal year ended September 30, 2006;

•	Discussions with our management regarding our audited financial statements;

•	Receipt of written disclosures and the letter from our independent registered public accounting firm required by Independence Standards Board Standard No. 1;

•	Discussions with our independent registered public accounting firm regarding the firm’s independence and the matters required to be discussed by the Statement on Auditing Standards 61 and 90, and

•	Other matters the Audit Committee deemed relevant and appropriate,

The Audit Committee recommended to our Board of Directors that the audited financial statements as of and for the fiscal year ended September 30, 2006 be included in our Annual Report on Form 10-K for our fiscal year ended September 30, 2006 for filing with the SEC.

AUDIT COMMITTEE

Robert D. Repass, Chairman Michael J. Maples, Sr. John M. Winkelman Neil E. Jenkins

STOCK PRICE PERFORMANCE GRAPH

The following graph compares a shareholder’s cumulative total return for the last five fiscal years, assuming $100 invested at September 30, 2001, as if such amounts had been invested in: (a) our common stock, (b) the stocks included in the Nasdaq Composite Index, and (c) stock in a selected peer group index, or the Peer Group. The Peer Group consists of Progressive Gaming International Corp. (formerly Mikohn Gaming Corp.), International Game Technology, WMS Industries, Inc., Alliance Gaming Corp., and Shuffle Master, Inc.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG MULTIMEDIA GAMES, INC.,

THE NASDAQ COMPOSITE INDEX,

AND THE SELECTED PEER GROUP

Date	MGAM	Peer Group	NASDAQ Composite Index
September 30, 2001	$100	$100	$100
September 30, 2002	$186	$134	$78
September 30, 2003	$344	$205	$119
September 30, 2004	$293	$257	$126
September 30, 2005	$184	$240	$143
September 30, 2006	$172	$267	$150

Graph assumes that $100 was invested in our common stock and in each index at the market close on September 30, 2001 and that all dividends have been reinvested. No cash dividends have been declared on our common stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

CERTAIN INFORMATION NOT DEEMED INCORPORATED BY REFERENCE

IN ANY SECURITIES AND EXCHANGE COMMISSION FILINGS

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, or the Securities Act, or the 1934 Act that might incorporate all or portions of future filings, including this proxy statement, with the SEC, in whole or in part, the Report of the Compensation Committee of our Board of Directors, the Report of the Audit Committee of our Board of Directors and the Stock Performance Graph contained in this proxy statement shall not be deemed to be incorporated by reference into any such filing or deemed to be “soliciting material” or “filed” with the SEC under the Securities Act or the 1934 Act, or subject to the liabilities of Section 18 of the 1934 Act.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

2008 ANNUAL MEETING

Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in our proxy statement and form of proxy for our next annual meeting must submit their proposals so that they are received by us at our principal executive offices, addressed to our Corporate Secretary, no later than December 20, 2007. Shareholder proposals not submitted for inclusion in next year’s proxy statement and form of proxy, but instead sought to be presented directly at our next annual meeting of shareholders, may be brought before the annual meeting so long as we receive notice of the proposal, addressed to the Corporate Secretary, at our principal executive offices, no later than March 17, 2008. If received after March 17, 2008, such proposals will be considered untimely. Unless we receive notice in the manner and by the dates specified above, the proxy holders shall have discretionary authority to vote for or against any such proposal presented at our next annual meeting of shareholders.

ANNUAL REPORT

A copy of our annual report for the 2006 fiscal year, including Amendment No. 1 thereto, has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the annual meeting. The annual report, including the amendment thereto, is not incorporated into this proxy statement and is not considered proxy solicitation material.

FORM 10-K

We filed an annual report on Form 10-K with the SEC on December 14, 2006, or the Original Report, and an Amendment No. 1 on Form 10-K/A to the Original Report with the SEC on January 29, 2007. Shareholders may obtain a copy of our annual report, including the amendment thereto, without charge, by writing to our Corporate Secretary at our principal executive offices, located at 206 Wild Basin Rd, Bldg B, Suite 400, Austin, Texas 78746.

By order of the Board of Directors

Clifton E. Lind Chief Executive Officer and President

Austin, Texas

April 18, 2007

APPENDIX A

CHARTER FOR

THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

I.	STATEMENT OF POLICY

This Charter specifies the membership requirements and scope of the responsibilities of the Audit Committee (the “Committee”) of the Board of Directors of Multimedia Games, Inc. (the “Company”).

The primary purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Committee shall also review the qualifications, independence and performance, and approve the terms of engagement of the Company’s independent auditor and prepare any reports required of the Committee under rules of the Securities and Exchange Commission (“SEC”).

The Company shall provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Committee, at its discretion, has the authority to initiate investigations, and hire legal, accounting or other outside advisors or experts to assist the Committee, as it deems necessary to fulfill its duties under this Charter. The Committee may also meet with the Company’s investment bankers and financial analysts.

II.	ORGANIZATION AND MEMBERSHIP REQUIREMENTS

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. The members of the Committee shall meet the independence and experience requirements of the National Association of Securities Dealers, and shall satisfy the rules of the SEC or other applicable law. In addition, the Committee shall not include any member who has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years. The members of the Committee may designate a chairman by majority vote of the full Committee membership.

III.	MEETINGS

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the Committee. The Committee shall meet with the Company’s auditors and management to review the Company’s financial statements and systems of internal controls consistent with the responsibilities and duties listed herein and shall regularly meet with management and the Company’s auditors in separate executive sessions.

IV.	OVERSIGHT OF THE RELATIONSHIP WITH THE COMPANY’S AUDITORS

The Committee shall be directly and solely responsible for the appointment, compensation, retention and oversight of any independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged by the Company for the purpose of preparing or issuing an audit report or related work, with each such auditor reporting directly to the Committee. The Committee shall:

1.	Receive periodic reports from the auditor regarding the auditor’s independence, review with the auditors and management all relationships between the auditor and the Company, discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence and report to the Board on the performance and independence of the auditor and senior members of the auditor’s team.

2.	Review with the auditor prior to the audit the planning and staffing of the audit. The lead audit partner of the audit firm shall rotate every five years.

3.	Approve in advance, by the Committee’s sole authority, all audit services and approved non-audit services provided to the Company by the auditor. Non-audit services do not require pre-approval if the aggregate amount of such services constitutes not more than 5% of the total amount paid to the auditor during the fiscal year in which such services are provided, such services were not recognized as non-audit services at the time of the engagement, and such services are promptly approved by the Committee or one or more members to whom authority to approve such non-audit services have been delegated.

4.	Review separately with management and the auditor any significant difficulties encountered during the course of any audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the auditor in connection with the preparation of the financial statements.

5.	Review with the auditor (i) the auditor’s quality control procedures, (ii) material issues raised by the most recent internal quality-control review or peer reviews or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues, and (iii) all relationships between the auditor and the Company. The Committee shall evaluate the qualifications, performance and independence of the auditor, including considering whether the auditor’s quality control procedures are adequate, and shall present its conclusions to the Board, together with any recommendations for additional action.

V.	COMMITTEE AUTHORITY AND RESPONSIBILITIES

To fulfill its responsibilities and duties the Committee shall, to the extent that it deems necessary or appropriate, and in addition to the items described above:

1.	Review and discuss with management the Company’s annual audited financial statements, any certification, report, opinion, review rendered by the auditors. Discuss with the auditor (i) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit, and (ii) any formal written statements received from the independent auditor consistent with and in satisfaction of Independence Standards Board Standard No. 1, as amended.

2.	Review and discuss with management and the auditors the Company’s quarterly financial statements prior to the filing of the Company’s quarterly report on Form 10-Q, including the results of the auditor’s review of the quarterly financial statement.

3.	Review with the auditors the critical accounting policies and practices used by the Company, alternatives thereto and the ramifications thereof. Review with management and the auditor any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

4.	Review with the auditors any accounting adjustments, any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement and any material written communications between the auditors and management, including any management letter or schedule of unadjusted differences and management’s responses.

5.	Review with management and the auditor, if appropriate, any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

6.	Review any related-party transactions for potential conflicts of interests and approve the same if appropriate in the Committee’s discretion.

7.	Review with management and the auditors the effect of regulatory and accounting initiatives.

8.	Review with management and the auditors any off-balance sheet transactions or structures and the effect on the Company’s financial results and operations.

9.	Obtain from the auditor assurance that Section 10A of the Securities Exchange Act of 1934, as amended, has not been implicated.

10.	Prepare any reports or other disclosures of the Committee required to be included in the Company’s annual proxy statement or other periodic disclosure under the rules of the Securities Exchange Commission or other applicable law.

11.	Maintain written minutes of its meetings summaries of recommendations to the Board, each of which will be filed with the minutes of the meetings of the Board.

VI.	RISK MANAGEMENT

To ensure that management has appropriate policies and procedures for quality financial reporting and ethical behavior, the Committee should:

1.	Maintain policies and procedures designed to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

2.	Review with the principal executive and financial officers of the Company their report on the design or operation of internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

3.	Review with the auditor its attestation to and report on, the assessment made by management of the effectiveness of the Company’s internal control structure and procedures for financial reporting and consider any changes needed to the internal control processes and procedures.

4.	Consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and policies as suggested by the auditor or management. Review with the auditor and management the extent to which changes or improvements approved by the Committee have been implemented.

5.	Maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

6.	Maintain a code of conduct for employees generally, and a code of ethics for senior financial officers.

7.	Maintain guidelines for the Company’s hiring of employees of the auditor who were engaged on the Company’s account.

8.	Review and reassess the Charter’s adequacy at least annually, as well as when conditions dictate.

9.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee deems necessary or appropriate.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

MULTIMEDIA GAMES, INC.

206 Wild Basin

Building B, Fourth Floor

Austin, Texas 78746

(512) 334 7500

PROXY FOR 2007 ANNUAL MEETING OF SHAREHOLDERS, MAY 30, 2007

The undersigned shareholder(s) of Multimedia Games, Inc., a Texas corporation, hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 18, 2007, and hereby appoints Michael J. Maples and Clifton E. Lind, and each of them, the Proxies and Attorneys in Fact of the undersigned, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Shareholders of Multimedia Games, Inc. to be held on May 30, 2007 at 9:30 a.m., local time, at the offices of our outside legal counsel, DLA Piper US LLP, located at 1221 South Mopac Expressway, Suite 400, Austin, Texas, 78746, and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if personally present on any of the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

MULTIMEDIA GAMES, INC.

May 30, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ò Please detach along perforated line and mail in the envelope provided. ò

20630000000000001000 5	053007

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS
SHOWN HERE ☒

1. Election of Directors.				FOR	AGAINST	ABSTAIN
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instruction below)	NOMINEES: O Michael J. Maples, Sr. O Clifton E. Lind O Neil E. Jenkins O Emanuel R. Pearlman O Robert D. Repass O John M. Winkelman		2. To ratify the appointment of BDO Seidman, LLP as the independent registered public accountants of Multimedia Games, Inc. for the fiscal year ending September 30, 2007.	☐	☐	☐

3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof, including approving any such postponement or adjournment, if necessary.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ALL THE DIRECTOR NOMINEES LISTED ABOVE AND IN FAVOR OF THE APPOINTMENT OF BDO SEIDMAN, LLP.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PERSONS AND PROPOSALS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE BOARD OF DIRECTORS MAY RECOMMEND OR, IN THE ABSENCE OF A RECOMMENDATION, AS THE PROXY HOLDERS DEEM ADVISABLE.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE

Please check, if you intend to attend the Annual Shareholders Meeting: ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.